                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CONSO PRODUCTS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [Conso Logo]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 14, 1997

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Conso Products Company (the "Company") will be held at the Company's Annex Plant, 228 Industrial Park Road, Union, South Carolina, on Tuesday, October 14, 1997, at 11:00 a.m., local time, for the purpose of considering and acting upon the following:

            1.  The election of seven Directors.

            2. Ratification of the selection of Deloitte & Touche LLP as independent public accountants for the fiscal year ending June 27, 1998.

            3. Any and all other matters that may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on August 22, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

      THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

                                              By Order of the Board of Directors




                                              J. Cary Findlay
                                              CHAIRMAN

Union, South Carolina
September 16, 1997

                             CONSO PRODUCTS COMPANY
                                  P. O. BOX 326
                              513 N. DUNCAN BYPASS
                           UNION, SOUTH CAROLINA 29379

                                 PROXY STATEMENT

GENERAL

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of Conso Products Company, a South Carolina corporation (the "Company"), to be held at the Company's Annex Plant, 228 Industrial Park Road, Union, South Carolina, at 11:00 a.m., local time, on Tuesday, October 14, 1997. This Proxy Statement and accompanying proxy are first being sent to the shareholders of the Company on or about September 17, 1997.

         Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

         Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Conso Products Company, P.O. Box 326, Union, South Carolina 29379 or by attending the meeting and electing to vote in person. Proxies received in such form will be voted as therein set forth at the meeting or any adjournment thereof.

         The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Shareholders, and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote the proxy in accordance with their judgment on such matters.

         Shareholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock of the Company held by them of record at the close of business on August 22, 1997, which is the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares represented at the meeting and entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock of the Company outstanding on August 22, 1997 was 7,492,365.

PRINCIPAL SHAREHOLDERS

         At August 15, 1997, the only persons known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company were as follows:

                                        NUMBER OF SHARES AND
NAME AND ADDRESS OF                     NATURE OF BENEFICIAL             PERCENTAGE OF COMMON
BENEFICIAL OWNER                            OWNERSHIP(1)                   STOCK OUTSTANDING
------------------------------          --------------------             --------------------

J. Cary Findlay                             3,019,725(2)                         40.3%
513 N. Duncan Bypass
Union, SC 29379

Quest Advisory Corp.                          507,375(3)                          6.8%
Quest Management Company
1414 Avenue of the Americas
New York, NY 10019

FMR Corp.                                     478,350(4)                          6.4%
82 Devonshire Street
Boston, MA 02109

IDS Diversified Equity Income                 407,250(5)                          5.4%
  Fund
IDS Tower 10
Minneapolis, MN 55440

------------------

(1) Unless otherwise indicated, each shareholder has sole voting and sole investment power with respect to all shares beneficially owned.

(2) Includes 77,000 shares held by the Findlay Charitable Foundation, of which Mr. Findlay is a director and officer, and 77,000 shares held by the Findlay-Conso Education Foundation, of which Mr. Findlay is a director and officer. Excludes 7,960 shares (which includes 5,800 shares subject to options that are presently exercisable or exercisable within 60 days) held by Mr. Findlay's wife, Konstance J. K. Findlay, as to which shares Mr. Findlay disclaims beneficial ownership.

(3) The information concerning beneficial ownership set forth above and in this note is derived from a Schedule 13G dated February 13, 1996. Quest Advisory Corp. ("QAC"), Quest Management Company ("QMC") and Charles M. Royce, as a group, are the beneficial owners of 507,375 shares of the Company's Common Stock. Mr. Royce may be deemed to be a controlling person of QAC and QMC and to have shared voting and dispositive power with respect to all shares owned by them. QAC has sole voting and dispositive power with respect to 435,150 shares and QMC has sole voting and dispositive power with respect to 72,225 shares. Mr. Royce disclaims beneficial ownership of all such shares.

(4) The information concerning beneficial ownership set forth above and in this note is derived from a Schedule 13G dated February 14, 1997. FMR Corp. ("FMR") may be deemed to have sole dispositive power with respect to all of such shares because its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), acts as investment adviser to the Fidelity Low-Priced Stock Fund (the "Fund"). The Schedule 13G reported that (a) the Fund owned all of such shares, (b) each of Edward
         C. Johnson III (a shareholder of FMR), FMR, Fidelity and the Fund has sole dispositive power with respect to such shares, (c) the Board of

         Trustees of the Fund has sole voting power with respect to such shares,
         (d) neither Mr. Johnson, FMR nor Fidelity has voting power with respect to such shares and (e) through ownership of FMR and a shareholders' agreement, members of Mr. Johnson's family and trusts for their benefit may be deemed to form a controlling group with respect to FMR.

(5) The information concerning beneficial ownership set forth above and in this note is derived from an Amendment No. 1 to Schedule 13G dated August 31, 1995. American Express Financial Corporation, a registered investment adviser, has reported that such shares are held by IDS Diversified Equity Income Fund, an investment company advised by it. American Express Financial Corporation is a subsidiary of American Express Company, which disclaims beneficial ownership of all such shares.

         The following table sets forth, as of August 15, 1997, information as to the beneficial ownership of the Common Stock by all Directors and executive officers of the Company as a group and by David Sears and William M. Stewart (the executive officers named in the Summary Compensation Table who are not also Directors or nominees). Information with respect to the beneficial ownership of the Common Stock by J. Cary Findlay, Antony W. Laughton, S. Duane Southerland, Jr. and the other Directors is contained in the table under "Election of Directors."

                                 NUMBER OF SHARES AND
NAME OF                          NATURE OF BENEFICIAL             PERCENTAGE OF COMMON
BENEFICIAL OWNER                     OWNERSHIP(1)                  STOCK OUTSTANDING
-----------------------          --------------------             --------------------

Directors and executive              3,259,429(2)                        43.5%
officers as a group
(12 persons)

David Sears                              6,550(3)                         (4)

William M. Stewart                       6,675(5)                         (4)

-----------------

(1) Except as otherwise indicated in this Proxy Statement, all shares are currently issued and outstanding and each Director and executive officer has sole voting and investment power with respect to all shares beneficially owned. Share amounts are rounded to the nearest whole share.

(2) Includes an aggregate of 32,000 shares subject to options that are presently exercisable or exercisable within 60 days. Includes 27,000 shares held by the wife of C.V. Balakrishnan, Vice-President and Chief Operating Officer of British Trimmings Limited, a wholly-owned subsidiary of the Company ("British Trimmings"), as to which shares Mr. Balakrishnan disclaims beneficial ownership.

(3) Includes 3,775 shares subject to options that are presently exercisable or exercisable within 60 days.

(4)      Less than 1%.

(5) Includes 6,450 shares subject to options that are presently exercisable or exercisable within 60 days.

ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the number of directors shall not be less than one nor more than nine, as determined from time to time by resolution of the shareholders or the Board of Directors. The Board of Directors has fixed the number of Directors to be elected at the meeting at seven.

         At the meeting, seven Directors will be elected to serve, subject to the provisions of the Bylaws, until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in the election of Directors at a meeting at which a quorum is present. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality. A quorum consists of a majority of votes entitled to be cast. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR the seven nominees listed below unless authority to vote for the nominees or any individual nominee is withheld by a shareholder in such shareholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for up to seven nominees including any substitutes that may be designated by the Board of Directors.

         The seven nominees for election as Directors are listed below. Each of the nominees is currently a member of the Board of Directors. Mr. Findlay has been a Director of the Company since 1986. Messrs. Laughton, Maxheim and Shaw were first elected Directors on January 6, 1994. Ms. Findlay was elected Director on May 15, 1995. Mr. Hickman was elected Director on February 9, 1996. Mr. Southerland was elected Director on October 15, 1996.


                                                                                           NUMBER OF
                                                                                           SHARES AND         PERCENTAGE OF
                                                                                           NATURE OF             COMMON
NAME OF                                               INFORMATION ABOUT                    BENEFICIAL             STOCK
DIRECTOR OR NOMINEE (1)            AGE               DIRECTOR OR NOMINEE                  OWNERSHIP(2)         OUTSTANDING
-----------------------            ---           ---------------------------              ------------         -----------
J. Cary Findlay                    58            Chairman of the Board since              3,019,725(3)            40.3%
                                                 1986; President and Chief
                                                 Executive Officer of the
                                                 Company from December
                                                 1987 to May 1995

Antony W. Laughton                 64            Managing Director of British                52,700(4)             (5)
                                                 Trimmings since 1974

John H. Maxheim                    62            Chairman, President, Chief                   6,259                (5)
                                                 Executive Officer and a
                                                 Director of Piedmont Natural
                                                 Gas Company (a utility com-
                                                 pany) since 1984

James H. Shaw                      68            Retired; Chairman of Consol-                 3,750                (5)
                                                 idated Ivey's (department
                                                 store chain) from 1986 to
                                                 1989; Chief Executive Officer
                                                 of Consolidated Ivey's from
                                                 1986 to 1988; Director of The
                                                 Cato Corporation (apparel
                                                 retailer)



                                                                                          NUMBER OF
                                                                                         SHARES AND         PERCENTAGE OF
                                                                                          NATURE OF            COMMON
NAME OF                                                INFORMATION ABOUT                  BENEFICIAL            STOCK
DIRECTOR OR NOMINEE (1)            AGE                DIRECTOR OR NOMINEE                OWNERSHIP(2)         OUTSTANDING
-----------------------            ---           -----------------------------           ------------         -----------
Konstance J. K. Findlay            50            Senior Vice President-Busi-               161,960(6)             2.2%
                                                 ness Development of the
                                                 Company since May 1995; Vice
                                                 President-International Sales
                                                 of the Company from January
                                                 1993 to May 1995; Vice
                                                 President-Production of the
                                                 Company from January 1992 to
                                                 January 1993; Production
                                                 Manager of the Company from
                                                 November 1988 to January 1992

Marcus T. Hickman                  74            Of Counsel to Kennedy                       3,446(7)              (5)
                                                 Covington Lobdell &
                                                 Hickman, L.L.P. (attorneys)
                                                 since January 1995; Partner
                                                 in Kennedy Covington
                                                 Lobdell & Hickman, L.L.P.
                                                 from 1957, when he co-
                                                 founded the firm, through
                                                 1994

S. Duane Southerland, Jr.          48            President and Chief Execu-                 57,750(8)              (5)
                                                 tive Officer of the Company
                                                 since May 1995; President
                                                 of Kirsch Division (drapery
                                                 hardware and custom win-
                                                 dow coverings) of Cooper
                                                 Industries, Inc. (a manufac-
                                                 turer of electrical products,
                                                 tools and hardware, and
                                                 automotive products) from
                                                 1988 to May 1995

------------------

(1) The information about the Directors was furnished by them to the Company.

(2) Except as otherwise indicated, all shares are currently issued and outstanding and each shareholder has sole voting and investment power with respect to all shares beneficially owned. Common Stock ownership information is as of August 15, 1997.

(3) Includes 77,000 shares held by the Findlay Charitable Foundation, of which Mr. Findlay is a director and officer, and 77,000 shares held by the Findlay-Conso Education Foundation, of which Mr. Findlay is a director and officer. Excludes 7,960 shares (which includes 5,800 shares subject to options that are presently exercisable or exercisable within 60 days) held by Mr.

        Findlay's wife, Konstance J. K. Findlay, as to which shares Mr. Findlay disclaims beneficial ownership.

(4) Includes 42,750 shares held in trusts for the benefit of Mr. Laughton's children, of which Mr. Laughton and his wife are trustees, and 2,625 shares subject to options that are presently exercisable or exercisable within 60 days.

(5)     Less than 1%.

(6) Includes 5,800 shares subject to options that are presently exercisable or exercisable within 60 days, 77,000 shares held by the Findlay Charitable Foundation, of which Ms. Findlay is a director and officer, and 77,000 shares held by the Findlay-Conso Education Foundation, of which Ms. Findlay is a director and officer. Excludes 3,019,725 shares held by Ms. Findlay's husband, J. Cary Findlay, as to which shares Ms. Findlay disclaims beneficial ownership.

(7) Includes 450 shares held by Mr. Hickman's wife and 112 shares held by Mr. Hickman's son who resides in his household, as to which shares Mr. Hickman disclaims beneficial ownership.

(8) Includes 1,500 shares subject to options that are presently exercisable or exercisable within 60 days.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors met six times during the past fiscal year ended June 28, 1997. Each Director attended at least 75% of the meetings of the Board of Directors and any Committees on which such Director served during the period that he or she was a Director in the last fiscal year. The Board of Directors of the Company has Executive, Compensation and Audit Committees. The Board of Directors of the Company does not have a Nominating Committee.

         The Executive Committee is composed of Messrs. Findlay and Maxheim and is authorized to exercise all the powers and authority of the Board of Directors that can be delegated to a committee under the South Carolina Business Corporation Act. The Executive Committee did not meet during the past fiscal year, although from time to time it meets informally and acts by unanimous written consent.

         The Compensation Committee is composed of Messrs. Maxheim, Shaw and Hickman and is responsible for making recommendations with respect to compensation of executive officers and for other compensation matters and for administering the Company's 1993 Stock Option Plan. The Compensation Committee met four times during the past fiscal year.

         The Audit Committee is composed of Messrs. Maxheim, Shaw and Hickman and is responsible for reviewing the Company's financial statements, audit reports, internal financial controls, internal audit procedures and the services performed by the Company's independent public accountants, and for making recommendations with respect to those matters to the Board of Directors. The Audit Committee met four times during the past fiscal year.

EXECUTIVE OFFICERS

         Mr. Findlay, Chairman of the Company, Mr. Laughton, Managing Director of British Trimmings, Ms. Findlay, Senior Vice President-Business Development of the Company, and Mr. Southerland, President and Chief Executive Officer of the Company, are each nominees for election as Directors. Information about the Company's executive officers who are not also nominees for election as Directors follows:

         C. V. Balakrishnan, age 58, is Vice President and Chief Operating Officer of British Trimmings. Mr. Balakrishnan, who joined British Trimmings in 1973, was Financial Director from 1981 to 1983 and has served as its Chief Operating Officer since 1983.

         Gilbert G. Bartell, age 64, has been Vice President-Finance, Chief Financial Officer and Treasurer of the Company since October 1986. From 1979 to 1986, Mr. Bartell served Springs Industries, Inc. (a manufacturer of textile and home furnishings products) as Controller of its Conso Division.

         David B. Dechant, age 33, joined the Company in April 1989 and has served as Chief Accounting Officer since 1990. Prior to joining the Company, Mr. Dechant was employed by Deloitte, Haskins & Sells (now Deloitte & Touche LLP) from April 1987 to April 1989 and Arthur Andersen & Co. from June 1985 to April 1987.

         David Sears, age 64, has been Vice President-Sales of the Company since October 1986. From 1979 to 1986, Mr. Sears was employed by Springs Industries, Inc. as sales manager of its Conso Division.

         William M. Stewart, age 48, has served as Vice President-Manufacturing since joining the Company in July 1988.

         Officers are appointed by the Board of Directors and serve at its pleasure.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended June 28, 1997, the following Directors served on the Compensation Committee of the Board of Directors of the Company:
James H. Shaw, John H. Maxheim, and Marcus T. Hickman. Mr. Hickman is Of Counsel to and a retired partner in the law firm of Kennedy Covington Lobdell & Hickman, L.L.P., which regularly provides legal services to the Company. During the fiscal year, no executive officer of the Company served as a director or member of the compensation committee (or committee performing similar functions) of any other entity of which an executive officer served on the Board of Directors or Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors of the Company, whose members are named below, provides overall guidance to the Company's executive compensation process. The Committee's recommendations regarding the compensation of the Chairman, the Chief Executive Officer and the other executive officers of the Company are subject to approval by the Board, except for decisions with respect to grants under the Company's 1993 Stock Option Plan, which are made solely by the Committee.

         The Committee's compensation policies are designed to fairly compensate the executive officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, the motivation of those officers and employees reporting to them, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities. In determining the compensation of executive officers other than the Chairman and the Chief Executive Officer (the "Senior Officers"), the Compensation Committee primarily considers the recommendations of the Senior Officers in connection with the annual reviews of the compensation and bonuses of all management personnel, except that the compensation (including bonuses) of Messrs. Laughton and Balakrishnan is determined by their employment agreements that were entered into at the time British Trimmings was acquired by the Company. See "Employment Agreements" below. In granting stock options, the Compensation Committee also primarily considers the recommendations of the Senior Officers. Such compensation recommendations by the Senior Officers are not specifically related to corporate performance, but are based primarily upon the Senior Officers' subjective assessments of the individual performance and contributions of the respective employees in light of the factors described above, which are discussed with the Compensation Committee.

         The compensation of Mr. Findlay, the Company's Chairman, has remained unchanged from that determined at the time of the Company's initial public offering in 1993. Although the Compensation Committee has been of the view that the Company's performance and Mr. Findlay's individual performance and contributions have merited consideration of increases in Mr. Findlay's compensation (which has been a salary of $275,000 per year since the beginning of 1994), Mr. Findlay has heretofore declined any consideration of such increases.

         The compensation of Mr. Southerland as Chief Executive Officer was initially determined by his employment agreement that was entered into at the time he joined the Company as Chief Executive Officer in May 1995. See "Employment Agreements" below. Such employment agreement was reviewed by the Compensation Committee in connection with its approval by the Board of Directors, and reflects terms negotiated at arms length with Mr. Southerland to obtain his services and induce him to accept employment with the Company. The initial compensation level specified by Mr. Southerland's employment agreement was determined by the members of the Compensation Committee to be appropriate to attract a Chief Executive Officer with Mr. Southerland's background and experience. Mr. Southerland's compensation is not specifically related to corporate performance.

         The above report is presented by the following members of the Compensation Committee: James H. Shaw, John H. Maxheim and Marcus T. Hickman.

SHAREHOLDER RETURN PERFORMANCE GRAPH

         Presented below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return on Standard & Poor's Textile - Home Furnishings Index (the "S&P Textile - Home Furnishings Index") and the Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index") for the period commencing December 15, 1993 (the date the Company's Common Stock commenced trading on the Nasdaq National Market) and ending June 28, 1997.




                                    [GRAPH]

                                      Dec. 15, 1993         July 2, 1994       July 1, 1995     June 29, 1996     June 28, 1997
                                      -------------         ------------       ------------     -------------     -------------
CONSO PRODUCTS COMPANY                     100                 128.83              124.37           216.55            245.00

S & P TEXTILE - HOME FURNISHINGS           100                  79.13               98.67           133.77            143.79

NASDAQ COMPOSITE INDEX                     100                  91.32              121.89           156.49            190.30


         This graph assumes that $100 was invested in the Company's Common Stock, on the S&P Textile - Home Furnishings Index and on the Nasdaq Composite Index on December 15, 1993, and that dividends were reinvested.

EXECUTIVE COMPENSATION

 The table below shows the compensation paid or accrued by the Company for the three fiscal years ended June 28, 1997 to or for the account of the Company's Chief Executive Officer and its four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                       ANNUAL COMPENSATION
                                                         -------------------------------------------           LONG TERM
                                                                                                              COMPENSATION
                                                                                                                 AWARDS
                                                                                        OTHER ANNUAL          ------------
NAME AND PRINCIPAL                       FISCAL          SALARY             BONUS       COMPENSATION            OPTIONS
POSITION                                  YEAR             ($)               ($)            ($)                   (#)
--------------------------              --------         ------             ------      ------------          ------------
J. Cary Findlay(1)                        1997           275,000                --           (2)                    --
  Chairman                                1996           275,000                --           (2)                    --
                                          1995           275,000                --           (2)                    --

S. Duane Southerland, Jr.                 1997           212,500            20,000        31,867(3)                4,500
  President and Chief                     1996           202,500                --        25,676(3)                 --
  Executive Officer                       1995            26,923                --           (2)                  56,250

Antony W. Laughton                        1997           117,638            13,732           (2)                    --
  Managing Director of                    1996           109,678             7,350           (2)                   7,875
  British Trimmings                       1995           108,300            32,467           (2)                    --

David Sears                               1997           117,250             8,000           (2)                   3,000
  Vice President-Sales                    1996           113,000             8,000           (2)                   8,325
                                          1995           111,012             7,500           (2)                    --

William M. Stewart                        1997           114,500            10,000           (2)                   4,500
  Vice President-                         1996           101,500             7,500           (2)                   7,425
  Manufacturing                           1995            88,300             3,000           (2)                    --

-------------------

(1) Excludes all compensation paid or awarded to Mr. Findlay's wife, Konstance J. K. Findlay.

(2) The Named Executive Officer did not receive personal benefits during such year (valued at the aggregate incremental cost to the Company and its subsidiaries) in excess of 10% of his salary and bonus.

(3) Includes (a) $16,728 in relocation expenses and $9,132 in country club membership expenses for fiscal 1997 and (b) $20,090 in moving and related expenses for fiscal 1996.

       The table below sets forth information relating to option grants during the fiscal year ended June 28, 1997 to each Named Executive Officer and the potential realizable value of each grant of options assuming annualized appreciation in the Company's Common Stock at the rates of 5% and 10% over the term of the option.

                          OPTION GRANTS IN FISCAL 1997

                                                         INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                               -----------------------------------------------------------------         VALUE AT ASSUMED
                                 NUMBER OF        % OF TOTAL                                           ANNUAL RATES OF STOCK
                                  SHARES            OPTIONS                                           PRICE APPRECIATION FOR
                                UNDERLYING        GRANTED TO        EXERCISE OR                             OPTION TERM
                                  OPTIONS        EMPLOYEES IN       BASE PRICE        EXPIRATION      ----------------------
           NAME                 GRANTED(1)        FISCAL YEAR        ($/SHARE)           DATE            5%($)       10%($)
           ----                ------------      -------------      -----------       ----------      ----------   ---------
J. Cary Findlay (2)                --                 --                --                --              --            --
S. Duane Southerland, Jr.         4,500               5.7              11.00            9/5/01          13,676        30,220
Antony W. Laughton                 --                 --                --                --              --            --
David Sears                       3,000               3.8              11.00            9/5/01           9,117        20,147
William M. Stewart                4,500               5.7              11.00            9/5/01          13,676        30,220

-----------------

(1) Such options are exercisable, subject to continuing employment, in three equal annual installments commencing September 5, 1997.

(2)    Excludes options granted to Mr. Findlay's wife, Konstance J. K. Findlay.

       The table below sets forth information relating to the exercise of stock options during the fiscal year ended June 28, 1997 by each Named Executive Officer and the fiscal year-end value of unexercised stock options.

                         AGGREGATED OPTION EXERCISES IN
                      FISCAL 1997 AND FY-END OPTION VALUES

                                                                            NUMBER OF                   VALUE OF
                                                                        SHARES UNDERLYING             UNEXERCISED
                                                                           UNEXERCISED                IN-THE-MONEY
                                                                             OPTIONS                    OPTIONS
                                       SHARES                              AT FY-END(#)               AT FY-END($)
                                      ACQUIRED                          -----------------            -------------
                                         ON              VALUE             EXERCISABLE/               EXERCISABLE/
        NAME                          EXERCISE        REALIZED($)         UNEXERCISABLE              UNEXERCISABLE
        ----                          --------        -----------         -------------              -------------
J. Cary Findlay                          --                --                  0/0                         0/0
S. Duane Southerland, Jr.                --                --                0/4,500                     0/4,219
Antony W. Laughton                      2,625            16,288              0/5,250                    0/27,654
David Sears                             2,775            16,419              0/8,550                    0/32,047
William M. Stewart                       --                --              2,475/9,450               13,307/30,293


         No tables showing awards under long-term incentive plans are presented because no Named Executive Officer received any such compensation during the listed years.

DIRECTOR COMPENSATION

         Directors who are officers or employees of the Company receive no additional compensation for serving as Directors. Directors who are not compensated as officers or employees of the Company are paid a quarterly retainer fee of $1,000, a fee of $1,400 for each meeting of the Board of Directors attended and a fee of $300 for each meeting of any Committee thereof attended. All Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its Committees.

         Under the Company's Stock Election Plan for Non-Employee Directors (the "Director Stock Plan"), Directors of the Company who are not regular employees of the Company or its subsidiaries may elect to receive all or a portion of the cash compensation to which they would otherwise be entitled in the form of shares of the Company's Common Stock. The number of shares of Common Stock to be issued to a Director upon such an election is determined based upon 90% of the fair market value of the Common Stock on the date of issuance. The Director Stock Plan was adopted and approved by the Board of Directors on January 28, 1997. During the fiscal year ended June 28, 1997, Messrs. Maxheim and Hickman were each issued 634 shares of Common Stock pursuant to the Director Stock Plan.

EMPLOYMENT AGREEMENTS

         The Company has entered into an employment agreement with Mr. Southerland. The agreement, which is terminable at any time by either party except as to any severance payments, provided for an annual salary at an initial rate of $200,000 (which is subject to annual review) and certain other benefits. Mr. Southerland is also to be considered for annual bonuses in accordance with Company policies. The agreement provides for certain severance payments and the continuation of certain benefits to Mr. Southerland in the event that his employment is terminated by the Company (other than by reason of his death or termination by the Company for cause). The maximum amount of such severance payments is equal to his compensation for up to 18 months (two years in the case of a termination within one year after a "Change of Control"). "Change of Control" is defined as the ownership by any person, entity or group of a greater percentage of Common Stock than Mr. Findlay or his estate or the beneficiaries of his estate, or the transfer of substantially all of the business and assets of the Company to another corporation or entity of which another person or group owns a greater percentage of the common stock or other voting equity interests thereof than does Mr. Findlay or his estate or the beneficiaries of his estate.

         In connection with the Company's acquisition of all of the issued and outstanding share capital of British Trimmings in December 1993, Messrs. Laughton and Balakrishnan entered into employment agreements with British Trimmings for the five-year period following the acquisition. The employment agreements provided for initial annual compensation of (Pounds)67,500 and (Pounds)62,500 for Mr. Laughton and Mr. Balakrishnan, respectively, to be adjusted annually for inflation. The employment agreements also provide for an annual bonus for each of Messrs. Laughton and Balakrishnan based on British Trimmings' operating profits, and certain other benefits. Mr. Laughton's agreement provides for a reduction in his services in the fourth and fifth year with a commensurate reduction in compensation. Mr. Balakrishnan's agreement provides for the Company to continue funding annually a pension arrangement whereby Mr. Balakrishnan can retire at age 60 (May 2000) at two-thirds of his salary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and certain persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Directors, executive officers and such greater than 10% shareholders are required to furnish the Company copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 28, 1997, all Section 16(a) filing requirements applicable to Directors, executive officers and greater than 10% shareholders were complied with on a timely basis, except that Antony W. Laughton failed to report one transaction in a timely manner. Such transaction has since been reported.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Deloitte & Touche LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 27, 1998. This selection is being presented to the shareholders for their ratification at the Annual Meeting of Shareholders. Deloitte & Touche LLP audited the Company's financial statements for the fiscal year ended June 28, 1997 and prior years and is considered well qualified.

         Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders with an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

         The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 27, 1998, and proxies solicited by the Board of Directors will be so voted unless shareholders specify a different choice.

         If the shareholders do not ratify the selection of Deloitte & Touche LLP, the selection of independent public accounts will be reconsidered by the Board of Directors.

SHAREHOLDER PROPOSALS

         Any proposal that a shareholder intends to present for action at the 1998 Annual Meeting of Shareholders, currently scheduled for October 13, 1998, must be received by the Company no later than May 15, 1998, in order for the proposal to be included in the proxy statement and form of proxy for the 1998 Annual Meeting of Shareholders. The proposal should be sent to Secretary, Conso Products Company, P.O. Box 326, Union, South Carolina 29379.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

         UPON WRITTEN REQUEST OF A SHAREHOLDER, THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 28, 1997 TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR BEFORE SEPTEMBER 29, 1997. SUCH REQUEST SHOULD BE SUBMITTED TO GILBERT G. BARTELL, TREASURER, CONSO PRODUCTS COMPANY, P. O. BOX 326, UNION, SOUTH CAROLINA 29379.

                                                                     APPENDIX A

                             CONSO PRODUCTS COMPANY                        PROXY
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
(LOGO)             ANNUAL MEETING TO BE HELD OCTOBER 14, 1997

    The undersigned hereby appoints J. Cary Findlay and Gilbert G. Bartell, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of Common Stock of the undersigned in Conso Products Company at the Annual Meeting of Shareholders to be held on October 14, 1997, and at any adjournment thereof.

    THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS. The Board of Directors recommends voting FOR the election of all such nominees as Directors.

1. ELECTION OF DIRECTORS: Nominees are J. Cary Findlay, Antony W. Laughton, John H. Maxheim, James H. Shaw, Konstance J. K. Findlay, Marcus T. Hickman and S. Duane Southerland, Jr.

     [ ]  FOR all listed nominees (except do not vote for          [ ]  WITHHOLD AUTHORITY to vote for the listed
     the nominee(s) whose name(s) I have written below)                 nominees

     ------------------------------------------------------------------------------------------------------------------

2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

                 FOR  [ ]       AGAINST  [ ]       ABSTAIN  [ ]

                  (Continued and to be signed on the reverse)

                          (Continued from other side)

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

    PLEASE DATE AND SIGN EXACTLY AS PRINTED BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                           Dated:                       , 1997.
                                                  ----------------------

                                           -----------------------------------

                                           -----------------------------------
                                           (When signing as attorney, executor,
                                           administrator, trustee, guardian,
                                           etc., give title as such. If joint
                                           account, each joint owner should
                                           sign.)